SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                CURRENT REPORT


       Pursuant to Section 13 or 15(d) of the Securities Exchange Act
                                   of 1934


      Date of Report (Date of earliest event reported) November 15, 2000


                        DIALYSIS CORPORATION OF AMERICA
            ------------------------------------------------------
            (Exact name of registrant as specified in its charter)

           Florida                  0-8527               59-1757642
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(State or other jurisdiction     (Commission           (IRS Employer
      of incorporation)          File Number)        Identification No.)

      27 Miller Avenue, Lemoyne, Pennsylvania            17043
     ----------------------------------------         ----------
     (Address of principal executive offices)         (Zip Code)

      Registrant's telephone number, including area code (717) 730-6164
                                                         --------------

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Item 5.  Other Events

     The Company entered into two leases at its facility in Valdosta, Georgia. One lease is to the Company's subsidiary, DCA of So. Ga., LLC, for a dialysis facility consisting of 6,040 square feet of space for 10 years at $90,600 per annum. The lease commenced on November 15, 2000. DCA of So. Ga. is respon-sible for all necessary alterations and improvements, to pay for all utilities for the space, and to maintain the space in good condition, including the repair of the plumbing, electrical and gas components within the space. The lease is renewable for two consecutive periods of five years, each at escalated rentals to be negotiated.

     The second lease is a 10 year lease with South Georgia Nephrology, P.C. ("Lessee"), a Georgia professional corporation owned by the medical director of the Company's dialysis facility in Valdosta, Georgia. The lease is for 2,160 square feet of space for a medical office for the patients of Lessee, the term having commenced December 1, 2000, at a rental of $32,400 per annum, with rental payments commencing December 1, 2001. Lessee has two renewal options of 5 years each, at escalated rentals. Lessee is responsible for all alterations and improvements, the electric charges, and maintenance of bodily injury and property damage insurance.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

     (a)  Financial Statements of Businesses Acquired

          Not Applicable

     (b)  Pro Forma Financial Information

          Not Applicable

     (c)  Exhibits

          (10)  Material Contracts

               (i) Lease between the Company and DCA of So. Ga., LLC dated November 8, 2000.

               (ii) Lease between the Company and South Georgia Nephrology,
                    P.C. dated November 27, 2000.

                                SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       DIALYSIS CORPORATION OF AMERICA

                                       /s/ Stephen W. Everett

                                       By-----------------------------------
                                           STEPHEN W. EVERETT, President

Dated:  January 3, 2001

                              EXHIBIT INDEX


(10)  Material Contracts

      (i) Lease between the Company and DCA of So. Ga., LLC dated November 8, 2000.

      (ii) Lease between the Company and South Georgia Nephrology, P.C. dated November 27, 2000.